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                                                                   EXHIBIT 10.15


Seventh Amendment to Receivables Loan Agreement

         This Seventh Amendment (the "Amendment"), dated as of February 19, 2002, is entered into among BWA Receivables Corporation (the "Borrower"), BorgWarner Inc. ("BWI" and in its capacity as Collection Agent, the "Collection Agent"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as Windmill's program letter of credit provider (the "Program LOC Provider"), the Bank listed on the signature page hereof (the "Bank") and ABN AMRO Bank N.V., as agent for Windmill, the Program LOC Provider and the Bank (the "Agent");

Witnesseth:

         Whereas, the Borrower, Collection Agent, Windmill, Program LOC Provider, the Bank and Agent have heretofore executed and delivered an Amended and Restated Receivables Loan Agreement, dated as of December 23, 1998 (as amended, supplemented or otherwise modified through the date hereof, the "Loan Agreement"),

         Whereas, the parties hereto desire to amend the Loan Agreement as provided herein;

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Loan Agreement shall be and is hereby amended as follows:

         Section 1. (a) The defined term "Aggregate Bank Commitment" appearing in Article I to the Loan Agreement is hereby amended in its entirety and as so amended shall read as follows:

"Aggregate Bank Commitment" shall mean an amount equal to One Hundred Ten Million One Hundred Sixty Thousand Dollars ($110,160,000), as such amount may be reduced pursuant to Section 2.6.

         (b) The defined term "Aggregate Commitment" appearing in Article I to the Loan Agreement is hereby amended in its entirety and as so amended shall read as follows:

"Aggregate Commitment" shall mean an amount equal to One Hundred Twenty-Two Million Four Hundred Thousand Dollars ($122,400,000), as such amount may be reduced pursuant to Section 2.6.

         (c) The defined term "Approved Obligor Limit" appearing in Article I of the Loan Agreement is amended in its entirety and as so amended shall read as follows:

"Approved Obligor Limit" means (i) for any Obligor with a long-term unsecured debt rating (a "Rating") of A- or higher by S&P and A3 or higher by Moody's, 50% of the Outstanding Balance of all Eligible Receivables, (ii) for any Obligor with a Rating of at least BBB+ by S&P and at least Baa1 by Moody's, 30 % of the Outstanding Balance of all Eligible Receivables, (iii) for any Obligor with a Rating of at least BBB by S&P and at least Baa2 by Moody's, 15% of the Outstanding Balance of all Eligible Receivables, (iv) for any Obligor with a Rating of at least BBB- by S&P and at least Baa3 by Moody's, 7.5% of the Outstanding Balance of all Eligible Receivables, (v) for any Obligor with a Rating lower than BBB- by S&P or lower than Baa3 by


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Moody's, or for any Obligor for which S&P or Moody's has withdrawn or suspended its Rating, 3.33% of Outstanding Balance of all Eligible Receivables. The Receivables of Unrated Affiliates may be treated as Receivables of the Related Rated Entities for purposes of this definition provided that the aggregate Outstanding Balance of Receivables so treated shall not exceed 10% of the Outstanding Balance of all Eligible Receivables. Notwithstanding the foregoing, for so long as a majority of the equity in New Venture Gear is owned by Daimler Chrysler Corporation the "Approved Obligor Limit" for New Venture Gear shall be the greater of (i) the Approved Obligor Limit then applicable to Daimler Chrysler Corporation less the Outstanding Balance of all Eligible Receivables owned by Daimler Chrysler, and (ii) 3.33% of the Outstanding Balance of all Eligible Receivables. For purposes of this definition the term "Unrated Affiliate" means an entity that is an Affiliate of an entity described in clause
(i) of the definition of Related Rated Entity or 100% of the equity in which is owned by an entity described in clause (ii) of the definition of Related Rated Entity, and "Related Rated Entity" means (i) an Obligor that has Ratings, or
(ii) an organization that is organized under the laws of a foreign country that has Ratings.

         (d) The date "February 19, 2002" appearing in clause (iv) of the defined term "Bank Termination Date" appearing in Article I to the Loan Agreement is deleted and replaced with the date "February 18, 2003."

         (e) Clause (i) of the defined term "Eligible Receivable" appearing in
Article I of the Loan Agreement is amended in its entirety and as so amended shall read as follows:

         "(i) the Obligor of which: (a) if a natural person, is a resident of the USA or, if a corporation or other business organization, (1) is organized under the laws of the USA and has its chief executive office in the USA or (2) does not have its chief executive office in the USA or is not organized under the laws of the USA but (i) is organized under the laws of and has its chief executive office in a member country of the Organization of Economic Cooperation and Development, and (ii) the parent of such Obligor has its chief executive office in the USA and is organized under the laws of the USA (a "Permitted Foreign Obligor"); (b) is not an Affiliate of any of the parties hereto; (c) is a Designated Obligor; and (d) is not a government or governmental subdivision or agency."

         (f) The date "February 19, 2002" appearing in clause (i) of the defined term "Loan Amortization Date" appearing in Article I of the Loan Agreement is deleted and replaced with the date "February 18, 2003."

         (g) The defined term "Loan Limit" appearing in Schedule I to the Loan Agreement is hereby amended in its entirety and as so amended shall read as follows

"Loan Limit" means $120,000,000.

         (h) The defined term "Net Receivables Balance" appearing in Article I to the Loan Agreement is hereby amended in its entirety and as so amended shall read as follows:

"Net Receivables Balance" shall mean, at any time, the Outstanding





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Balance of all Eligible Receivables at such time reduced by the sum of (a) the amount by which the Outstanding Balance of all Eligible Receivables of any Obligor (other than an Approved Obligor) and its Affiliates exceeds the Concentration Factor at such time, plus (b) the amount by which the Outstanding Balance of all Eligible Receivables of any Approved Obligor and its Affiliates exceeds its Approved Obligor Limit, plus (c) to the extent not already included in (a) or (b) above, the amount by which the Outstanding Balance of all Eligible Receivables of all Permitted Foreign Obligors exceeds 10% of the Outstanding Balance of all Receivables.

         (i) A new defined term "Permitted Foreign Obligor" shall be added to
Article I to the Loan Agreement which shall read in its entirety as follows:
"Permitted Foreign Obligor" is defined in the definition of Eligible
Receivables.

         (j) The defined term "Program LOC Provider Commitment" appearing in
Article I to the Loan Agreement is hereby amended in its entirety and as so amended shall read as follows:

"Program LOC Provider Commitment" shall mean an amount equal to Twelve Million Two Hundred Forty Thousand Dollars ($12,240,000), as such amount may be reduced pursuant to Section 2.6.

         (k) The date "February 19, 2002" appearing in clause (c) of the defined term "Program LOC Provider Termination Date" appearing in Article I of the Loan Agreement is deleted and replaced with the date "February 18, 2003."

         (l) The percentage "ten percent (10%)" appearing in clause (a) of the defined term "Reserve Percentage" appearing in Article I of the Loan Agreement is deleted and replaced with the percentage "thirty percent (30%)."

         Section 2. Schedule I to the Loan Agreement is hereby amended in its entirety and as so amended shall read as set forth as Schedule I to this Amendment.

         Section 3. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

         (a) Each of the parties hereto shall have accepted this Amendment in the spaces provided for that purpose below.

         (b) All other legal matters incident to the execution and delivery hereof and to the transactions contemplated hereby shall be satisfactory to the Agent.

         Section 4. The Loan Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents (as defined in the Loan Agreement) and all other documents executed in connection therewith, is in all respects ratified and confirmed. From and after the date hereof, the Loan Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Loan Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.



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         Section 5. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

         Section 6. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois.

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In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ABN AMRO Bank N.V., as the Agent, as a Bank and as the Program LOC Provider

By:
Title:


By:
Title:


Windmill Funding Corporation

By:
Title:



BWA Receivables Corporation


By:
Title:


BorgWarner Inc.


By:
Title:


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                                   Schedule I

          Liquidity Providers and Commitments of Committed Purchasers


Name of Liquidity Provider           Commitment
--------------------------           ----------

ABN AMRO Bank N.V.                  $110,160,000

Program LOC Provider
--------------------------

ABN AMRO Bank N.V.                   $12,240,000